Exhibit 4.4

K-SEA OPERATING PARTNERSHIP L.P.

as Issuer

K-SEA TRANSPORTATION PARTNERS L.P.

as Guarantor

and

K-SEA TRANSPORTATION INC.

NORFOLK ENVIRONMENTAL SERVICES, INC.

K-SEA ACQUISITION1, LLC

and

K-SEA ACQUISITION2, LLC

as Potential Subsidiary Guarantors

and

[                            ]

as Trustee

Indenture

Dated as of                    , 2005

Subordinated Debt Securities

K-SEA OPERATING PARTNERSHIP L.P.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of              , 2005

Section of Trust Indenture Act of 1939		Section(s) of Indenture

§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
§ 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
§ 312	(a)	2.07
	(b)	12.03
	(c)	12.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
§ 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
§ 318	(a)	12.01

Note:                   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ARTICLE IV COVENANTS

SECTION 4.01	Payment of Securities
SECTION 4.02	Maintenance of Office or Agency
SECTION 4.03	SEC Reports; Financial Statements
SECTION 4.04	Compliance Certificate
SECTION 4.05	Existence
SECTION 4.06	Waiver of Stay, Extension or Usury Laws
SECTION 4.07	Additional Amounts

ARTICLE V SUCCESSORS

SECTION 5.01	Limitations on Mergers and Consolidations
SECTION 5.02	Successor Person Substituted

ARTICLE VI DEFAULTS AND REMEDIES

SECTION 6.01	Events of Default
SECTION 6.02	Acceleration
SECTION 6.03	Other Remedies
SECTION 6.04	Waiver of Defaults
SECTION 6.05	Control by Majority
SECTION 6.06	Limitations on Suits
SECTION 6.07	Rights of Holders to Receive Payment
SECTION 6.08	Collection Suit by Trustee
SECTION 6.09	Trustee May File Proofs of Claim
SECTION 6.10	Priorities
SECTION 6.11	Undertaking for Costs

ARTICLE VII TRUSTEE

SECTION 7.01	Duties of Trustee
SECTION 7.02	Rights of Trustee
SECTION 7.03	May Hold Securities
SECTION 7.04	Trustee’s Disclaimer
SECTION 7.05	Notice of Defaults
SECTION 7.06	Reports by Trustee to Holders
SECTION 7.07	Compensation and Indemnity
SECTION 7.08	Replacement of Trustee
SECTION 7.09	Successor Trustee by Merger, etc.
SECTION 7.10	Eligibility; Disqualification
SECTION 7.11	Preferential Collection of Claims Against the Partnership, the Guarantor or a Subsidiary Guarantor

ARTICLE VIII DISCHARGE OF INDENTURE

SECTION 8.01	Termination of the Partnership’s, the Guarantor’s and the Subsidiary Guarantors’ Obligations
SECTION 8.02	Application of Trust Money
SECTION 8.03	Repayment to Partnership, Guarantor or Subsidiary Guarantor

SECTION 8.04	Reinstatement

ARTICLE IX SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01	Without Consent of Holders
SECTION 9.02	With Consent of Holders
SECTION 9.03	Compliance with the Trust Indenture Act
SECTION 9.04	Revocation and Effect of Consents
SECTION 9.05	Notation on or Exchange of Securities
SECTION 9.06	Trustee to Sign Amendments, etc.

ARTICLE X SUBORDINATION OF SECURITIES AND GUARANTEE

SECTION 10.01	Applicability of Article; Agreement to Subordinate
SECTION 10.02	Liquidation, Dissolution, Bankruptcy
SECTION 10.03	Default on Senior Indebtedness
SECTION 10.04	Acceleration of Payment of Securities
SECTION 10.05	When Distribution Must Be Paid Over
SECTION 10.06	Subrogation
SECTION 10.07	Relative Rights
SECTION 10.08	Subordination May Not Be Impaired by Partnership
SECTION 10.09	Rights of Trustee and Paying Agent
SECTION 10.10	Distribution or Notice to Representative
SECTION 10.11	Article X Not to Prevent Defaults or Limit Right to Accelerate
SECTION 10.12	Trust Moneys Not Subordinated
SECTION 10.13	Trustee Entitled to Rely
SECTION 10.14	Trustee to Effectuate Subordination
SECTION 10.15	Trustee Not Fiduciary for Holders of Senior Indebtedness
SECTION 10.16	Reliance by Holders of Senior Indebtedness on Subordination Provisions

ARTICLE XI GUARANTEE

SECTION 11.01	Guarantee
SECTION 11.02	Execution and Delivery of Guarantees
SECTION 11.03	Limitation on Liability of the Guarantor and the Subsidiary Guarantors
SECTION 11.04	Release of Guarantor or Subsidiary Guarantors from Guarantee
SECTION 11.05	Contribution

ARTICLE XII MISCELLANEOUS

SECTION 12.01	Trust Indenture Act Controls
SECTION 12.02	Notices
SECTION 12.03	Communication by Holders with Other Holders
SECTION 12.04	Certificate and Opinion as to Conditions Precedent
SECTION 12.05	Statements Required in Certificate or Opinion
SECTION 12.06	Rules by Trustee and Agents
SECTION 12.07	Legal Holidays
SECTION 12.08	No Recourse Against Others

SECTION 12.09	Governing Law
SECTION 12.10	No Adverse Interpretation of Other Agreements
SECTION 12.11	Successors
SECTION 12.12	Severability
SECTION 12.13	Counterpart Originals
SECTION 12.14	Table of Contents, Headings, etc.

v

INDENTURE (this “Indenture”) dated as of                       , 2005 among K-Sea Operating Partnership L.P., a Delaware limited partnership (the “Partnership”), K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Guarantor”), K-Sea Transportation Inc., a Delaware corporation and indirect wholly owned subsidiary of the Partnership (“Transportation”), Norfolk Environmental Services, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Partnership (“Norfolk”), K-Sea Acquisition1, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Acquisition1”), K-Sea Acquisition2, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership (“Acquisition2” and together with Transportation, Norfolk and Acquisition1, the “Potential Subsidiary Guarantors”) and [                ], a                     , as trustee (the “Trustee”).

The Partnership, the Guarantor and the Potential Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Partnership’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Securities”), and the related Guarantees (as hereinafter defined), as provided in this Indenture.

The Partnership, the Guarantor and the Potential Subsidiary Guarantors are members of the same consolidated group of companies. The Guarantor and the Potential Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Potential Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture in light of the possibility that such Potential Subsidiary Guarantor will provide its full and unconditional guarantee of a series of the Securities to the extent provided in this Indenture. The Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full and unconditional guarantee of a series of the Securities to the extent provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Partnership, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                                                                    Definitions.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Partnership, the Guarantor or any Subsidiary Guarantor, as the case may be, with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the General Partner or any authorized committee of the Board of Directors of the General Partner or any directors and/or officers of the General Partner to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at                                               , Attention:                                     , and as may be located at such other address as the Trustee may give notice to the Partnership, the Guarantor and the Subsidiary Guarantors.

“Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“deliver” or “delivery” means, in the context of certificated Securities, actual physical delivery of the certificated Securities to the relevant Person required hereunder, together with all endorsements, and in the context of Global Securities, the designation on the records of the Depositary of a change in the beneficial interests of a holder in a Global Security.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Designated Senior Indebtedness” means (i) any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million and (ii) any other Senior Indebtedness designated, as provided in Section 2.01, in respect of any series of Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“General Partner” means K-Sea OLP GP, LLC, a Delaware limited liability company.

“Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Obligations” means, with respect to a series of Securities, (i) direct obligations of a government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt..

“Guarantee” means the guarantee of the Partnership’s obligations under the Securities of a series by the Guarantor or a Subsidiary Guarantor (specified with respect to such series as contemplated by Section 2.01(9)) as provided in Article XI.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Guarantor” shall mean such successor Person or Persons who may execute this Indenture, or a supplement thereto, for the purpose of providing a Guarantee pursuant to this Indenture.

“Holder” means a Person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

“Issue Date” means, with respect to Securities of a series, the first date on which the Securities of such series are originally issued under this Indenture.

“K-Sea General Partner GP LLC” means K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the general partner of the Guarantor.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed by two Officers of a Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Partnership, the General Partner, the Guarantor, a Subsidiary Guarantor or the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Partnership” means the Person named as the “Partnership” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Partnership” shall also mean each other obligor (if any), other than the Guarantor or a Subsidiary Guarantor, on the Securities of a series.

“Partnership Order” and “Partnership Request” mean, respectively, a written order or request signed in the name of the Partnership, the Guarantor and each Subsidiary Guarantor by two Officers of the General Partner and delivered to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Responsible Officer” means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A Securities” means Securities of a series designated pursuant to Section 2.01 as entitled to the benefits of Section 4.03(b).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, as custodian with respect to the Securities of such series, or any successor entity thereto.

“Senior Indebtedness,” unless otherwise provided with respect to the Securities of a series as contemplated by Section 2.01, means, with respect to a series of Securities, (1) all Debt of the Guarantor, the Subsidiary Guarantors or the Partnership, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities of such series, in the case of the Partnership, or the related Guarantees, in the case of the Guarantor or the Subsidiary Guarantors, or to other Debt which is pari passu with or subordinated to the Securities of such series, in the case of the Partnership, or the related Guarantees, in the case of the Guarantor or the Subsidiary Guarantors, and (2) any modifications, refunding, deferrals, renewals, or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Senior Indebtedness” include (a) Debt evidenced by the Securities of such series or any other series or any related Guarantees, (b) Debt of the Guarantor, any Subsidiary Guarantor or the Partnership owed or owing to any Subsidiary of the Partnership, (c) Debt of the Guarantor or any Subsidiary Guarantor owed or owing to the Partnership, (d) Debt to trade creditors or (e) any liability for taxes owed or owing by the Guarantor, the Subsidiary Guarantors or the Partnership.

“Significant Subsidiary” means a Subsidiary of the Partnership that is a “significant subsidiary” of the Partnership as such term is defined in Rule 1-02(w) of Regulation S-X as of the date hereof.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof; or

(2)                                  in the case of a partnership, more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof.

“Subsidiary Guarantors” means, with respect to any series of Securities, the Person or Persons, if any, named in accordance with Section 2.01(9) as the “Subsidiary Guarantors” (i) in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the General Partner or in a Partnership Order, or (ii) in an indenture supplemental hereto establishing the terms of such series of Securities until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantors” with respect to such series of Securities shall mean such successor Person or Persons, and any other Subsidiary of the Partnership who may execute this Indenture, or a supplement thereto, for the purpose of providing a Guarantee for such series of Securities pursuant to this Indenture. If a series of Securities does not have any Subsidiary Guarantors, all references in this Indenture to Subsidiary Guarantors shall be ignored with respect to such series of Securities.

“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Security.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligations” means Government Obligations with respect to Securities payable in Dollars.

SECTION 1.02                                                                    Other Definitions.

Term	Defined in Section
“Agent Members”	2.17
“Bankruptcy Custodian”	6.01
“Blockage Notice”	10.03
“covenant defeasance”	8.01
“Event of Default”	6.01
“Funding Guarantor”	11.05
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“pay the Subordinated Securities”	10.03
“Paying Agent”	2.05
“Payment Blockage Period”	10.03
“Registrar”	2.05
“Required Currency”	6.10
“Successor”	5.01
“Subordinated Securities”	10.01

SECTION 1.03                                                                    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at the time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Partnership, the Guarantor, any Potential Subsidiary Guarantor or any other obligor on the Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04                                                                    Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  provisions apply to successive events and transactions; and

(6)                                  all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

SECTION 1.05

Non-Recourse to the General Partner; No Personal Liability of Officers, Directors, Employees or Partners.

Obligations of the Partnership, the Guarantor and a Subsidiary Guarantor under this Indenture, the Securities and the related Guarantees are non-recourse to the General Partner, and its respective Affiliates (other than the Partnership, the Guarantor and such Subsidiary Guarantor), and payable only out of cash flow and assets of the Partnership, the Guarantor and such Subsidiary Guarantor. The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that (1) neither the General Partner nor its assets (nor any of its respective Affiliates other than the Partnership, the Guarantor and a

Subsidiary Guarantor, nor its respective assets) shall be liable for any of the obligations of the Partnership, the Guarantor and a Subsidiary Guarantor under this Indenture, such Securities or such related Guarantees, and (2) no director, manager, officer, employee, partner or unitholder, as such, of the Partnership, the Guarantor, a Subsidiary Guarantor, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership, the Guarantor and a Subsidiary Guarantor under this Indenture, such Securities or such related Guarantees by reason of his, her or its status.

ARTICLE II
THE SECURITIES

SECTION 2.01                                                                    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate of the General Partner or in a Partnership Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)                                  the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)                                  if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3)                                  whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4)                                  the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(5)                                  the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(6)                                  the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(7)                                  the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(8)                                  the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Partnership, if the Partnership is to have that option, and the manner in which the Partnership must exercise any such option, if different from those set forth herein;

(9)                                  whether Securities of the series are entitled to the benefits of any Guarantee of any Subsidiary Guarantor pursuant to this Indenture, the identity of any such Subsidiary Guarantors and any terms of such Guarantee with respect to the Securities of the series in addition to those set forth in Article XI, or any exceptions to or changes to those set forth in Article XI;

(10)                            the obligation, if any, of the Partnership to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(11)                            if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of the series shall be issuable;

(12)                            if other than Dollars, the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Partnership, the Guarantor, any Subsidiary Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(13)                            if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(14)                            if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(15)                            any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Guarantees pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(16)                            any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Partnership, the Guarantor or any Subsidiary Guarantor set forth in Article IV pertaining to the Securities of the series;

(17)                            any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(18)                            if the Securities of the series are to be convertible into or exchangeable for common units, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Partnership, the Guarantor, any Subsidiary Guarantor or any other Person, at the option of the Partnership or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(19)                            the subordination, if any, of the Securities of the series pursuant to Article X and any changes or additions to Article X or designation of any Designated Senior Indebtedness;

(20)                            whether the Securities of the series are to be entitled to the benefit of Section 4.03(b) (and accordingly constitute Rule 144A Securities); and

(21)                            any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Partnership Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the General Partner and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Partnership Order setting forth the terms of the series.

The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article X and/or as specified as contemplated pursuant to this Section 2.01.

SECTION 2.02                                                                    Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

SECTION 2.03                                                                    Forms Generally.

The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Partnership’s certificate of limited partnership, agreement of limited partnership or other similar governing documents, agreements to which the Partnership is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Partnership). A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Partnership Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
Authorized Signatory”.

SECTION 2.04                                                                    Execution, Authentication, Delivery and Dating.

Two Officers of the General Partner shall sign the Securities on behalf of the Partnership and, with respect to any related Guarantees, an Officer of K-Sea General Partner GP LLC and an Officer of each Subsidiary Guarantor shall sign the notation of Guarantee on behalf of the Guarantor or such Subsidiary Guarantor, as the case may be, in each case by manual or facsimile signature.

If an Officer of the General Partner whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or the related Guarantees or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the

Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Partnership, and the Partnership delivers such Security to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Partnership, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Partnership may deliver Securities of any series executed by the Partnership to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon a Partnership Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Partnership Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined. If provided for in such procedures, such Partnership Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Partnership or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Partnership Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a)                                  an Officers’ Certificate of the General Partner setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b)                                 an Opinion of Counsel to the effect that:

(i)                                     the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii)                                  the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)                               that such Securities and the related Guarantees, when authenticated and delivered by the Trustee and issued by the Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Partnership, the Guarantor and the Subsidiary Guarantors, respectively, enforceable against the Partnership, the Guarantor and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Partnership to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Partnership, the Guarantor, any Subsidiary Guarantor or an Affiliate of the Partnership, the Guarantor or any Subsidiary Guarantor.

Each Security shall be dated the date of its authentication.

SECTION 2.05                                                                    Registrar and Paying Agent.

The Partnership shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of such series and of their transfer and exchange. The Partnership may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Partnership shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Partnership shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Partnership may change any Paying Agent or Registrar without notice to any Holder. If the Partnership fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Partnership, the Guarantor, any Subsidiary Guarantor or any other Subsidiary may act as Paying Agent or Registrar.

The Partnership initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06                                                                    Paying Agent to Hold Money in Trust.

The Partnership shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities and will notify the Trustee of any default by the Partnership in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Partnership at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Partnership, the Guarantor, or another Subsidiary of the Partnership) shall have no further liability for the money. If the Partnership, the Guarantor, a Subsidiary Guarantor or another Subsidiary of the Partnership acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.07                                                                    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect to a series of Securities, the Partnership shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Partnership shall otherwise comply with TIA § 312(a).

SECTION 2.08                                                                    Transfer and Exchange.

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

When Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Partnership shall execute and the Trustee shall authenticate Securities at the Registrar’s written request and submission of the Securities or Global Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the

Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, the Partnership shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing.

SECTION 2.09                                                                    Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Partnership and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Partnership shall issue and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Partnership in its discretion may, instead of issuing a new Security, pay such Security. If required by the Trustee, the Guarantor, any Subsidiary Guarantor or the Partnership, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Partnership to protect the Partnership, the Guarantor, each Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Partnership and the Trustee may charge a Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Partnership.

SECTION 2.10                                                                    Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Partnership, the Guarantor, a Subsidiary Guarantor or an Affiliate of the Partnership, the Guarantor or a Subsidiary Guarantor holds the Security.

SECTION 2.11                                                                    Original Issue Discount and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02 and (b) Securities owned by the Partnership, the Guarantor, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Partnership, of the Guarantor, of a Subsidiary Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12                                                                    Temporary Securities.

Until definitive Securities of any series are ready for delivery, the Partnership may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Partnership considers appropriate for temporary Securities. Without unreasonable delay, the Partnership shall prepare and execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13                                                                    Cancellation.

The Partnership, the Guarantor or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Partnership shall direct in writing that canceled Securities be returned to it, after written notice to the Partnership all canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Partnership may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14                                                                    Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Securities of any series, the Partnership will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Partnership, the Partnership may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

If the Partnership defaults in a payment of interest on the Securities of any series, the Partnership shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01. The Partnership may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Partnership, the Partnership (or the Trustee, in the name of and at the expense of the Partnership upon 20 days’ prior written notice from the Partnership setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15                                                                    Persons Deemed Owners.

The Partnership, the Guarantor, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Security and for all other purposes. None of the Partnership, the Guarantor, any Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16                                                                    Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

SECTION 2.17                                                                    Global Securities; Book-Entry Provisions.

If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (11) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Partnership Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Partnership Order. With respect to the Securities of any series that are represented by a Global Security, the Partnership, the Guarantor and the Subsidiary Guarantors authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security. Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If a Partnership Order has been, or simultaneously is, delivered, any instructions by the Partnership with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Partnership, the Guarantor, any Subsidiary Guarantor, the Trustee or the Security Custodian and any agent of the Partnership, the Guarantor, any Subsidiary Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Partnership, the Guarantor, any Subsidiary Guarantor, the Trustee or the Security Custodian, or any agent of the Partnership, the Guarantor, any Subsidiary Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Partnership that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Partnership within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Partnership shall deliver Securities within 30 days of such request) or (3) the Partnership in its sole discretion determines not to have the Securities represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Partnership shall execute, and the Trustee upon receipt of a Partnership Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Partnership shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

None of the Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities. None of the Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee shall be liable for any delay by the Holder of the Global Security or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Holder of the Global Security or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Partnership and the Partnership, the Guarantor or a Subsidiary Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Depositary.

The Partnership in issuing Securities of any series may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Partnership will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Notwithstanding anything herein to the contrary, delivery or surrender of a Security shall not be required in the case of Global Securities in order to obtain the rights or benefits provided hereunder upon the delivery or surrender of a Security.

ARTICLE III
REDEMPTION

SECTION 3.01                                                                    Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

SECTION 3.02                                                                    Notice to the Trustee.

If the Partnership elects to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed. The Partnership shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03                                                                    Selection of Securities To Be Redeemed.

If less than all of the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of Global Securities of such series; provided that, if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each beneficial owner of Securities to be redeemed.

The Trustee shall promptly notify the Partnership and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04                                                                    Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price (or the method of calculating or determining the Redemption Price);

(3)                                  that, unless the Partnership, the Guarantor and the Subsidiary Guarantors default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(4)                                  if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6)                                  that the redemption is for a sinking or analogous fund, if such is the case; and

(7)                                  the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Partnership shall be given by the Partnership or, at the Partnership’s written request, by the Trustee in the name and at the expense of the Partnership.

SECTION 3.05                                                                    Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06                                                                    Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Partnership, the Guarantor or a Subsidiary Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Partnership, the Guarantor or such Subsidiary Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Partnership, the Guarantor or a Subsidiary Guarantor to the Trustee for cancellation.

If the Partnership, the Guarantor or a Subsidiary Guarantor complies with the preceding paragraph, then, unless the Partnership, the Guarantor and the Subsidiary Guarantors default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.

SECTION 3.07                                                                    Securities Redeemed in Part.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Partnership shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08                                                                    Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.01, the Partnership, the Guarantor, any Subsidiary Guarantor and any Affiliate of the Partnership, the Guarantor or any Subsidiary Guarantor may at any time purchase or otherwise acquire Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Partnership, the Guarantor or a Subsidiary Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Securities so delivered.

SECTION 3.09                                                                    Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

SECTION 3.10                                                                    Satisfaction of Sinking Fund Payments with Securities.

The Partnership, the Guarantor or a Subsidiary Guarantor may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Partnership pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.11                                                                    Redemption of Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Partnership will deliver to the Trustee an Officers’ Certificate of the General Partner specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered. Failure of the Partnership to timely deliver or cause to be delivered such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Partnership (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Partnership will make no optional sinking fund payment with respect to such series as provided in this Section 3.11.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 or a lesser sum if the Partnership shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 or less and the Partnership makes no such request then it shall be carried over until a sum in excess of $100,000 is available. Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the

Partnership in the manner provided in Section 3.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

ARTICLE IV
COVENANTS

SECTION 4.01                                                                    Payment of Securities.

The Partnership shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture. Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Partnership, the Guarantor, a Subsidiary Guarantor or a Subsidiary) holds by 11:00 a.m., New York City time, on that date money deposited by the Partnership, the Guarantor or a Subsidiary Guarantor designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

The Partnership shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02                                                                    Maintenance of Office or Agency.

The Partnership will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Partnership, the Guarantor or a Subsidiary Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Partnership by written notice to the Trustee, the Guarantor and the Subsidiary Guarantors, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof is located at                                             . The Partnership will give prompt written notice to the Trustee, the Guarantor and the Subsidiary Guarantors of the location, and any change in the location, of such office or agency. If at any time the Partnership shall fail to maintain any such required office or agency or shall fail to furnish the Trustee, the Guarantor and the Subsidiary Guarantors with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Partnership may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Partnership of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Partnership will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03                                                                    SEC Reports; Financial Statements.

(a)                                  If the Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Partnership shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Partnership shall also comply with the provisions of TIA § 314(a).

(b)                                 If the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

(c)                                  The Partnership intends to file the reports, information and documents referred to in Section 4.03(a) hereof with the SEC in electronic form pursuant to Regulation S-T promulgated by the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Partnership shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Partnership of such reports to the Trustee in compliance with the provisions of TIA § 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Partnership makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 4.03 shall be solely for the purposes of compliance with this Section 4.03 and with TIA § 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Partnership’s and any Subsidiary Guarantor’s compliance with any of their covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

SECTION 4.04                                                                    Compliance Certificate.

(a)                                  Each of the Partnership, the Guarantor and the Subsidiary Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Partnership, the Guarantor and the Subsidiary Guarantors, a statement signed by an Officer of the General Partner, the Guarantor or such Subsidiary Guarantor, as the case may be, which need not constitute an Officers’ Certificate, complying with TIA § 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of the General Partner, the Guarantor or such Subsidiary Guarantor, as the case may be, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, of its obligations under this Indenture, and further stating that to the best of his knowledge the Partnership, the Guarantor or such Subsidiary

Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b)                                 The Partnership, the Guarantor or any Subsidiary Guarantor shall, so long as Securities of any series are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than five Business Days, after any Officer of the General Partner, the Guarantor or such Subsidiary Guarantor, as the case may be, becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

SECTION 4.05                                                                    Existence.

Subject to Article V, the Partnership, the Guarantor and each of the Subsidiary Guarantors that is a Significant Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence. This Section 4.05 shall not prohibit or restrict the Partnership, the Guarantor or any Subsidiary Guarantor from converting into a different form of legal entity.

SECTION 4.06                                                                    Waiver of Stay, Extension or Usury Laws.

Each of the Partnership, the Guarantor and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Partnership, the Guarantor and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07                                                                    Additional Amounts.

If the Securities of a series expressly provide for the payment of Additional Amounts, the Partnership will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this

Section 4.07 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

ARTICLE V
SUCCESSORS

SECTION 5.01                                                                    Limitations on Mergers and Consolidations.

Neither the Partnership, the Guarantor nor any Subsidiary Guarantor shall, in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person (other than a consolidation or merger of the Partnership and the Guarantor, the Partnership and one or more Subsidiary Guarantors, the Guarantor and one or more Subsidiary Guarantors or two or more Subsidiary Guarantors, or a sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Partnership to the Guarantor, the Guarantor to the Partnership, the Partnership to a Subsidiary Guarantor, a Subsidiary Guarantor to the Partnership, the Guarantor to a Subsidiary Guarantor, a Subsidiary Guarantor to the Guarantor or of a Subsidiary Guarantor to another Subsidiary Guarantor), unless:

(1)                                  either (a) the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, shall be the continuing Person or (b) the Person (if other than the Partnership, the Guarantor or such Subsidiary Guarantor) formed by such consolidation or into which the Partnership, the Guarantor or such Subsidiary Guarantor is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the “Successor”), is organized and validly existing under the laws of the United States of America, any political subdivision thereof or any State thereof or the District of Columbia, and expressly assumes by supplemental indenture, in the case of the Partnership, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Partnership’s covenants and obligations under this Indenture and the Securities, or, in the case of the Guarantor or such Subsidiary Guarantor, the performance of the Guarantee and the Guarantor’s or such Subsidiary Guarantor’s covenants and obligations under this Indenture and the Securities;

(2)                                  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)                                  in the case of clause (1)(b) above, the Successor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02                                                                    Successor Person Substituted.

Upon any consolidation or merger of the Partnership, the Guarantor or a Subsidiary Guarantor, as the case may be, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Partnership, the Guarantor or such

Subsidiary Guarantor in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Partnership, the Guarantor or such Subsidiary Guarantor is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, under this Indenture and the Securities with the same effect as if such Successor had been named as the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, herein and the predecessor Partnership, Guarantor or Subsidiary Guarantor, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under this Indenture, the Securities and, in the case of the Guarantor and a Subsidiary Guarantor, its Guarantee.

ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.01                                                                    Events of Default.

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1)                                  there is a default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2)                                  there is a default in the payment of the principal of or premium, if any, on any Securities of that series as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase or otherwise;

(3)                                  there is a default in the payment of any sinking fund payment with respect to any Securities of that series as and when the same shall become due and payable;

(4)                                  there is a failure on the part of the Partnership or the Guarantor, or if any series of Securities outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, duly to observe or perform any other of the covenants or agreements on the part of the Partnership, the Guarantor, or if applicable, any of the Subsidiary Guarantors, in the Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a default in the performance of a covenant which is specifically dealt with elsewhere in this Section 6.01), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Partnership, the Guarantor, or if applicable, the Subsidiary Guarantors, to remedy the same shall have been given, by registered or certified mail, to the Partnership, the Guarantor, or if applicable, the Subsidiary Guarantors, by the Trustee or to the Partnership, the Guarantor, or if

applicable, the Subsidiary Guarantors, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of that series at the time outstanding;

(5)                                  the Partnership or the Guarantor, or if that series of Securities is entitled to the benefits of a Guarantee by the Subsidiary Guarantors, any of such Subsidiary Guarantors that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case,

(B)                                consents to the entry of an order for relief against it in an involuntary case,

(C)                                consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)                               makes a general assignment for the benefit of its creditors;

(6)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

(A)                              is for relief against the Partnership, the Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary as debtor in an involuntary case,

(B)                                appoints a Bankruptcy Custodian of the Partnership, the Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Partnership, the Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary, or

(C)                                orders the liquidation of the Partnership, the Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary;

(7)                                  the Guarantee of the Guarantor or, that series of Securities is entitled to the benefits of a Guarantee by the Subsidiary Guarantors, the Guarantee of any of such Subsidiary Guarantors that is a Significant Subsidiary ceases to be in full force and effect with respect to Securities of that series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding or the Guarantor or any such Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee; or

(8)                                  any other Event of Default provided with respect to Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

When a Default is cured, it ceases.

A Default under clause (4) or (8) of this Section 6.01 is not an Event of Default until the Trustee notifies the Partnership, the Guarantor and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (4) of this Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Partnership, the Guarantor, the Subsidiary Guarantors and the Trustee, of the Default, and the Partnership, the Guarantor or the applicable Subsidiary Guarantor, as the case may be, fails to cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

SECTION 6.02                                                                    Acceleration.

If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Partnership, the Guarantor and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default (or, in the case of an Event of Default described in clause (4) of Section 6.01, if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected) by notice to the Partnership, the Guarantor, the Subsidiary Guarantors and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series or of all series, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration.

SECTION 6.03                                                                    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04                                                                    Waiver of Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series affected thereby (acting as one class) by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series or all series so affected, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or all series so affected or a solicitation of consents in respect of Securities of such series or all series so affected, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series or all series so affected (but the terms of such offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05                                                                    Control by Majority.

With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2), (3) or (8) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

SECTION 6.06                                                                    Limitations on Suits.

Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series or the related Guarantees only if:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(2)                                  the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07                                                                    Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08                                                                    Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Partnership, the Guarantor or a Subsidiary Guarantor for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09                                                                    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Partnership, the Guarantor or a Subsidiary Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                                                    Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

Third:  to the Partnership.

The Trustee, upon prior written notice to the Partnership, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Partnership, the Guarantor or a Subsidiary Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used for purposes of rendering the judgment shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given.  None of the Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Partnership, the Guarantor and the Subsidiary Guarantors on the claim or claims underlying such judgment.

SECTION 6.11                                                                    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII
TRUSTEE

SECTION 7.01                                                                    Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default with respect to the Securities of any series:

(1)                                  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of Section 7.01(b);

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Partnership, the Guarantor and the Subsidiary Guarantors.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

SECTION 7.02                                                                    Rights of Trustee.

(a)                                  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel.  The Trustee may consult at the Partnership’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Partnership, the Guarantor or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the General Partner.

(f)                                    The Trustee shall not be charged with knowledge of any Default or Event of Default, with respect to the Securities, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Partnership, the Guarantor, any Subsidiary Guarantor or by any Holder of the Securities, and such notice references the Securities and this Indenture.

(g)                                 The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03                                                                    May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Partnership, the Guarantor, any Subsidiary Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.  However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04                                                                    Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Partnership’s use of the proceeds from the Securities or any money paid to the Partnership, the Guarantor or any Subsidiary Guarantor or upon the Partnership’s, the Guarantor’s or such Subsidiary Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05                                                                    Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06                                                                    Reports by Trustee to Holders.

Within 60 days after each January 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Guarantor, the Subsidiary Guarantors and the Partnership a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series.  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed by the Partnership, the Guarantor or a Subsidiary Guarantor with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Partnership shall notify the Trustee if and when any series of Securities is listed on any securities exchange.

SECTION 7.07                                                                    Compensation and Indemnity.

The Partnership agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Partnership and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Partnership agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Partnership hereby indemnifies the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph.  The Trustee shall notify the Partnership, the Guarantor and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity.  The Partnership shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Partnership shall pay the reasonable fees and expenses of such counsel.  The Partnership need not pay for any settlement made without its consent.

The Partnership shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, willful misconduct or bad faith.

To secure the payment obligations of the Partnership in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any series.  Such lien and the Partnership’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08                                                                    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Partnership, the Guarantor and the Subsidiary Guarantors.  The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee, the Partnership, the Guarantor and the Subsidiary Guarantors.  The Partnership may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Partnership shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Partnership.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Partnership), the Partnership, the Guarantor, any Subsidiary Guarantor or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Partnership, to the Guarantor and to the Subsidiary Guarantors.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Partnership, the Guarantor, the Subsidiary Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.  Nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  On request of the Partnership or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Partnership under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09                                                                    Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10                                                                    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11                                                                    Preferential Collection of Claims Against the Partnership, the Guarantor or a Subsidiary Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
DISCHARGE OF INDENTURE

SECTION 8.01                                                                    Termination of the Partnership’s, the Guarantor’s and the Subsidiary Guarantors’ Obligations.

(a)                                  This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Partnership’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Partnership, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

(1)                                  either:

(A)                              all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B)                                all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Partnership, and, in the case of clause (i), (ii) or (iii) above, the Partnership, the Guarantor or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

(C)                                the Partnership, the Guarantor and the Subsidiary Guarantors have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;

(2)                                  the Partnership, the Guarantor or a Subsidiary Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and

(3)                                  the Partnership has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

(b)                                 Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Partnership may, at its option,

terminate certain of its, the Guarantor’s and the Subsidiary Guarantors’ respective obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:

(1)                                  the Partnership, the Guarantor or a Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or (iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such series as the same shall become due;

(2)                                  the Partnership has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, and an Opinion of Counsel to the same effect;

(3)                                  no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(4)                                  the Partnership shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a private letter ruling issued by the United States Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for United States. Federal income tax purposes as a result of the Partnership’s exercise of its option under this Section 8.01(b) and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5)                                  the Partnership, the Guarantor and the Subsidiary Guarantors have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01; and

(6)                                  such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA § 310(b).

In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on demand of the Partnership, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.  However, the Partnership’s, the Guarantor’s and the Subsidiary Guarantors’ respective obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.04 and 11.01, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding.  Thereafter, only the Partnership’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of such series.

After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Partnership’s, the Guarantor’s and the Subsidiary Guarantors’ obligations under this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.  Government Obligations shall not be callable at the issuer’s option.

(c)                                  If the Partnership, the Guarantor and the Subsidiary Guarantors have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Partnership may elect that its, the Guarantor’s and the Subsidiary Guarantors’ respective obligations to make payments with respect to Securities of such series be discharged (“legal defeasance”), if:

(1)                                  no Default or Event of Default under clauses (5) and (6) of Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2)                                  unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Partnership has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private letter ruling issued by the United States Internal Revenue Service addressed to the Partnership, (ii) a published ruling of the Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

(3)                                  the Partnership, the Guarantor and the Subsidiary Guarantors have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and

(4)                                  the Partnership has delivered to the Trustee a Partnership Request requesting such legal defeasance of the Securities of such series and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Partnership, the Guarantor and the Subsidiary Guarantors will be discharged from their respective obligations under this Indenture and the Securities of such series to pay principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of such series, the Partnership’s, the Guarantor’s and the Subsidiary Guarantors’ obligations under Sections 4.01, 4.02 and 11.01 shall terminate with respect to such Securities, and the entire indebtedness of the Partnership evidenced by such Securities and of the Guarantor and of the Subsidiary Guarantors evidenced by the related Guarantees shall be deemed paid and discharged.

(d)                                 If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Partnership, the Guarantor and the Subsidiary Guarantors may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.

(e)                                  If Securities of any series subject to subsection (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Partnership shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Partnership.

SECTION 8.02                                                                    Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Partnership shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof.  It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made.

SECTION 8.03                                                                    Repayment to Partnership, Guarantor or Subsidiary Guarantor.

The Trustee and the Paying Agent shall promptly pay to the Partnership, the Guarantor or any Subsidiary Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Partnership.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Partnership upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Partnership, Holders entitled to the money must look to the Partnership for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.04                                                                    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Partnership, the Guarantor and the Subsidiary Guarantors under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Partnership, the Guarantor or any Subsidiary Guarantor has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX
SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01                                                                    Without Consent of Holders.

The Partnership, the Guarantor, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to comply with Section 5.01;

(3)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the issuance of bearer Securities (with or without coupons);

(4)                                  to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the related Guarantees;

(5)                                  to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                  to add to the covenants of the Partnership, the Guarantor or any Subsidiary Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Partnership, the Guarantor or any Subsidiary Guarantor;

(7)                                  to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(8)                                  to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(9)                                  to establish the form or terms of Securities of any series as permitted by Section 2.01;

(10)                            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect; or

(11)                            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08.

Upon the request of the Partnership, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Partnership, the Guarantor and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02                                                                    With Consent of Holders.

Except as provided below in this Section 9.02, the Partnership, the Guarantor, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).

Upon the request of the Partnership, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Partnership, the Guarantor and the Subsidiary Guarantors in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series (acting as one class) may waive compliance in a particular instance by the Partnership, the Guarantor or any Subsidiary Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1)                                  reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(3)                                  reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(4)                                  reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

(5)                                  change any obligation of the Partnership, the Guarantor or any Subsidiary Guarantor to pay Additional Amounts with respect to any Security;

(6)                                  change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;

(7)                                  impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(8)                                  make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02;

(9)                                  modify the provisions of this Indenture with respect to the subordination of any Security and any related Guarantee in a manner materially adverse to the Holder thereof;

(10)                            waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities; or

(11)                            except as provided in Section 11.04, release the Guarantor or any Subsidiary Guarantor or modify the related Guarantees in any manner materially adverse to the Holders.

An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article X of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Partnership, the Guarantor or any Subsidiary Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Partnership, the Guarantor or such Subsidiary Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Partnership shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Partnership to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03                                                                    Compliance with the Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04                                                                    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Partnership, the Guarantor or any Subsidiary Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Partnership, the Guarantor or any Subsidiary Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 9.02 hereof.  In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05                                                                    Notation on or Exchange of Securities.

If an amendment or supplement changes the terms of an outstanding Security, the Partnership may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security at the request of the Partnership regarding the changed terms and return it to the Holder.  Alternatively, if the Partnership so determines, the Partnership in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

SECTION 9.06                                                                    Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.04, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel provided at the expense of the Partnership, the Guarantor or a Subsidiary Guarantor to the effect that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X
SUBORDINATION OF SECURITIES AND GUARANTEE

SECTION 10.01                                                              Applicability of Article; Agreement to Subordinate.

The provisions of this Article X shall only be applicable to the Securities of any series (Securities of such series referred to in this Article X as “Subordinated Securities”) designated, pursuant to Section 2.01, as subordinated to Senior Indebtedness and any related Guarantees of such Subordinated Securities. Each Holder by accepting a Subordinated Security agrees that the Debt evidenced by such Subordinated Security and any related Guarantees of such Subordinated Security is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article X shall be subject to Section 10.12.

SECTION 10.02                                                              Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, to creditors, upon a liquidation or a dissolution of the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, or their respective property:

(a)                                  holders of Senior Indebtedness of the Partnership, the Guarantor or any Subsidiary Guarantor, as the case may be, shall be entitled to receive payment in full in cash of such Senior Indebtedness of such Person (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, in such bankruptcy proceeding) before Holders of Subordinated Securities and the related Guarantees shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Subordinated Securities from the Partnership, or any payment in respect of such related Guarantees from the Guarantor or the Subsidiary Guarantors; and

(b)                                 until the Senior Indebtedness of the Partnership, the Guarantor or any Subsidiary Guarantor, as the case may be, is paid in full, any distribution to which Holders of Subordinated Securities and any related Guarantees would be entitled but for this Article X shall be made to holders of Senior Indebtedness of the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, as their interests may appear, except that such Holders may receive capital stock and any debt securities that are subordinated to Senior Indebtedness of the

Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, to at least the same extent as the Subordinated Securities of the Partnership or the related Guarantee of the Guarantor or any Subsidiary Guarantor, respectively.

SECTION 10.03                                                              Default on Senior Indebtedness.

The Partnership, the Guarantor and the Subsidiary Guarantors may not pay the principal of, or premium, if any, or interest on, the Subordinated Securities or any related Guarantee or make any deposit pursuant to Article VIII and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Securities that provide for a mandatory sinking fund pursuant to Section 3.11, by the delivery of Subordinated Securities by the Partnership to the Trustee pursuant to the first paragraph of Section 3.11) any Subordinated Securities (collectively, “pay the Subordinated Securities”) if any principal, premium or interest in respect of Senior Indebtedness of such Person is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness of such Person occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that the Partnership, the Guarantor and the Subsidiary Guarantors may make payments on the Subordinated Securities or any related Guarantee without regard to the foregoing if the Partnership and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Partnership, the Guarantor and the Subsidiary Guarantors may not make payments on the Subordinated Securities or any related Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Partnership and the Trustee (and if such Designated Senior Indebtedness is Debt of the Guarantor or a Subsidiary Guarantor, the Guarantor or the Subsidiary Guarantor) of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”) and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated by written notice to the Trustee and the Partnership (and if such Designated Senior Indebtedness is Debt of a Subsidiary Guarantor, the Subsidiary Guarantor) from the Person or Persons who gave such Blockage Notice, by repayment in full in cash of such Designated Senior Indebtedness or because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 10.02 and the first sentence of this Section 10.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Partnership, the Guarantor and the Subsidiary Guarantors may resume payments on the Subordinated Securities and any related Guarantee after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period, unless otherwise specified pursuant to Section 2.01 for the Subordinated Securities of a series; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 10.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04                                                              Acceleration of Payment of Securities.

If payment of the Subordinated Securities is accelerated because of an Event of Default, the Partnership shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

SECTION 10.05                                                              When Distribution Must Be Paid Over.

If a distribution is made to Holders of Subordinated Securities or any related Guarantee that because of this Article X should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 10.06                                                              Subrogation.

After all Senior Indebtedness is paid in full and until the Subordinated Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Holders of Subordinated Securities is not, as between the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, and such Holders, a payment by the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, on Senior Indebtedness.

SECTION 10.07                                                              Relative Rights.

This Article X defines the relative rights of Holders of Subordinated Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

(a)                                  impair, as between the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, and Holders of either Subordinated Securities or Securities, the obligation of the Partnership, the Guarantor or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Subordinated Securities and the Securities in accordance with their terms; or

(b)                                 prevent the Trustee or any Holder of either Subordinated Securities or Securities from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Subordinated Securities.

SECTION 10.08                                                              Subordination May Not Be Impaired by Partnership.

No right of any holder of Senior Indebtedness to enforce the subordination of the Debt evidenced by the Subordinated Securities and any related Guarantee shall be impaired by any act or failure to act by the Partnership, the Guarantor or the Subsidiary Guarantors or by its or their failure to comply with this Indenture.

SECTION 10.09                                                              Rights of Trustee and Paying Agent.

Notwithstanding Sections 10.02 and 10.03, the Trustee or any Paying Agent may continue to make payments on Subordinated Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Partnership, the Registrar, any Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the holders of the Senior Indebtedness of that issue.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and any Paying Agent may do the same with like rights. The Trustee shall be entitled to all of the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10                                                              Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11                                                              Article X Not to Prevent Defaults or Limit Right to Accelerate.

The failure to make a payment pursuant to the Subordinated Securities, whether directly or pursuant to the related Guarantees, by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of either the Subordinated Securities or the Securities, as the case may be.

SECTION 10.12                                                              Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of, and premium, if any, and interest on, the Subordinated Securities or the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Holders thereof shall be obligated to pay over any such amount to the Partnership, the Guarantor, the Subsidiary

Guarantors or any holder of Senior Indebtedness or any other creditor of the Partnership, the Guarantor or the Subsidiary Guarantors.

SECTION 10.13                                                              Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to such Holders or upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Debt of the Partnership, the Guarantor or the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

SECTION 10.14                                                              Trustee to Effectuate Subordination.

Each Holder by accepting a Subordinated Security and any related Guarantee authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Securities and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15                                                              Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Securities or the Partnership, the Guarantor or the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

SECTION 10.16                                                              Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder by accepting a Subordinated Security and any related Guarantee acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE XI
GUARANTEE

SECTION 11.01                                                              Guarantee.

(a)                                  Notwithstanding any provision of this Article XI to the contrary, the provisions of this Article XI relating to the Subsidiary Guarantors shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.01, as entitled to the benefits of the related Guarantee of each of the Subsidiary Guarantors.

(b)                                 For value received, the Guarantor and each of the Subsidiary Guarantors hereby fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Partnership, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and this Indenture, subject to the limitations set forth in Section 11.03 and the subordination provisions contained in Article X.

(c)                                  Failing payment when due of any amount guaranteed pursuant to the related Guarantee, for whatever reason, the Guarantor and each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately, subject to the subordination provisions contained in Article X.  Each of the Guarantees hereunder is intended to be a general, unsecured obligation of the Guarantor and the related Subsidiary Guarantor and will be subordinated in right of payment to all unsecured and unsubordinated Debt of the Guarantor and such Subsidiary Guarantor.  The Guarantor and each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, its Guarantee, the Guarantee of the Guarantor and any other Subsidiary Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Partnership, the Guarantor or any Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantor or the Subsidiary Guarantors.  The Guarantor and each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Securities of such series, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantor and such Subsidiary Guarantor to enforce such Guarantee without first proceeding against the Partnership or any other Subsidiary Guarantor.

(d)                                 The obligations of the Guarantor and each of the Subsidiary Guarantors under this Article XI shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Partnership, the Guarantor or any of the Subsidiary Guarantors contained in the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Partnership, the Guarantor, any of the Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Partnership, the Guarantor, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Securities, including all or any part of the rights of the Partnership, the Guarantor or any of the Subsidiary Guarantors under this Indenture, (v) the extension of the time for payment by the Partnership, the Guarantor or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Securities or this Indenture or of the time for performance by the Partnership, the Guarantor or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Partnership, the Guarantor or any of the Subsidiary Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Partnership, the Guarantor or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Partnership, the Guarantor or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities of such series, the related Guarantees or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e)                                  The Guarantor and each of the Subsidiary Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Partnership, the Guarantor or any of the Subsidiary Guarantors and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing its Guarantee without notice to it and (iii) covenants that its Guarantee will not be discharged except by complete performance of such Guarantee.  The Guarantor and each of the Subsidiary

Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Partnership, the Guarantor or any of the Subsidiary Guarantors, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f)                                    The Guarantor and each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Partnership in respect of any amounts paid by the Guarantor or such Subsidiary Guarantor pursuant to the provisions of this Indenture; provided, however, that the Guarantor or such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities of such series and the related Guarantees shall have been paid in full or discharged.

SECTION 11.02                                                              Execution and Delivery of Guarantees.

To further evidence its Guarantee set forth in Section 11.01, the Guarantor and each of the Subsidiary Guarantors hereby agrees that a notation relating to such Guarantee, substantially in the form attached hereto as Annex A, shall be endorsed on each Security of the series entitled to the benefits of such Guarantee authenticated and delivered by the Trustee, which notation of Guarantee shall be executed by either manual or facsimile signature of an Officer of K-Sea General Partner GP LLC or such Subsidiary Guarantor. The Guarantor and each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to such Guarantee. If any Officer of the Guarantor or such Subsidiary Guarantor, whose signature is on this Indenture or a notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Guarantee of such Security shall be valid nevertheless. The delivery of any Security of a series entitled to the benefits of a Guarantee under this Article XI by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor and each Subsidiary Guarantor.

SECTION 11.03                                                              Limitation on Liability of the Guarantor and the Subsidiary Guarantors.

The Guarantor and by its acceptance hereof each Holder of a Security of a series entitled to the benefits of a Guarantor’s Guarantee under this Article XI hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a Security entitled to the benefits of such Guarantee and the Guarantor and the Subsidiary Guarantors hereby irrevocably agree that the obligations of the Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and to any collections from or payments made by or on behalf of any Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor result in the obligations of the Guarantor under its

Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Security entitled to the benefits of such Subsidiary Guarantor’s Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law.  To effectuate the foregoing intention, the Holders of a Security entitled to the benefits of the Guarantee and the Guarantor and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of the Guarantor or any other Subsidiary Guarantor in respect of the obligations of the Guarantor or such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 11.04                                                              Release of Guarantor or Subsidiary Guarantors from Guarantee.

(a)                                  Notwithstanding any other provisions of this Indenture, the Guarantee of the Guarantor or any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in this Section 11.04.  Provided that no Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by the Guarantor or a Subsidiary Guarantor pursuant to this Article XI shall be unconditionally released and discharged (i) in the case of a Subsidiary Guarantor, automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Partnership, of all of the Partnership’s direct or indirect equity interests in such Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Subsidiary Guarantor into the Partnership, the Guarantor or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) in the case of the Guarantor, automatically upon the merger of the Guarantor into the Partnership or any Subsidiary Guarantor or the liquidation or dissolution of the Guarantor (in each case to the extent not prohibited by this Indenture) or (iii) in the case of the Guarantor or a Subsidiary Guarantor, following delivery of a written notice of such release or discharge by the Partnership to the Trustee, upon the release or discharge of all guarantees by the Guarantor or such Subsidiary Guarantor of any Debt of the Partnership other than obligations arising under this Indenture and any Securities issued hereunder, except a discharge or release by or as a result of payment under such guarantees.

(b)                                 The Trustee shall deliver an appropriate instrument evidencing any release of the Guarantor or a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Partnership accompanied by an Officers’ Certificate and an Opinion of Counsel that the Guarantor or the Subsidiary Guarantor, as the case may be, is entitled to such release in accordance with the provisions of this Indenture. If the Guarantor or any Subsidiary Guarantor is not so released, it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 11.03.

SECTION 11.05                                                              Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors and the Guarantor, the Subsidiary Guarantors and the Guarantor hereby agree, inter se, that in the event any payment or distribution is made by the Guarantor or any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from the Guarantor and each other Subsidiary Guarantor (as applicable) in a pro rata amount based on the net assets of the Guarantor and each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Partnership’s obligations with respect to the Securities of a series entitled to the benefits of a Guarantee under this Article XI or any other Subsidiary Guarantor’s or the Guarantor’s obligations with respect to its Guarantee to such series of Securities.

ARTICLE XII
MISCELLANEOUS

SECTION 12.01                                                              Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

SECTION 12.02                                                              Notices.

Any notice or communication by the Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Partnership, the Guarantor or any Subsidiary Guarantor:

K-Sea Operating Partnership L.P.

3245 Richmond Terrace

Staten Island, New York 10303

Attn:  John J. Nicola

Telephone: (718) 720-7207

Facsimile: (718) 815-4650

If to the Trustee:

Attn:
Telephone:
Facsimile:

The Partnership, the Guarantor, any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Partnership, the Guarantor or a Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Partnership, the Guarantor and the other Subsidiary Guarantors, as the case may be, and to the Trustee and each Agent at the same time.

All notices or communications, including, without limitation, notices to the Trustee, the Partnership, the Guarantor or a Subsidiary Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03                                                              Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Partnership, the Guarantor, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04                                                              Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Partnership, the Guarantor or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee at the expense of the Partnership, the Guarantor or such Subsidiary Guarantor, as the case may be:

(1)                                  an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.05                                                              Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06                                                              Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07                                                              Legal Holidays.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08                                                              No Recourse Against Others.

A director, manager, officer, employee, stockholder, partner or other owner of the Partnership, the General Partner, the Guarantor, a Subsidiary Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Partnership under the Securities, for any obligations of the Guarantor or any Subsidiary Guarantor under the Guarantee, or for any obligations of the Partnership, the Guarantor, any Subsidiary Guarantor, or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of Securities.

SECTION 12.09                                                              Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.10                                                              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Partnership, the Guarantor, any Subsidiary Guarantor or any other Subsidiary of the Partnership.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11                                                              Successors.

All agreements of the Partnership, the Guarantor and each of the Subsidiary Guarantors in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12                                                              Severability.

In case any provision in this Indenture or in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 12.13                                                              Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14                                                              Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

K-SEA OPERATING PARTNERSHIP L.P.

By:	K-Sea OLP GP, LLC,
its General Partner

By:
Name:
Title:

K-SEA TRANSPORTATION PARTNERS L.P.

By:	K-Sea General Partner L.P.,
its General Partner

By:	K-Sea General Partner GP LLC,
its General Partner

By:
Name:
Title:

K-SEA TRANSPORTATION INC.

By:
Name:
Title:

NORFOLK ENVIRONMENTAL SERVICES, INC.

By:
Name:
Title:

K-SEA ACQUISITION1, LLC

By:
Name:
Title:

K-SEA ACQUISITION2, LLC

By:
Name:
Title:

[ ], as Trustee
By:
Name:
Title:

ANNEX A

NOTATION OF GUARANTEE

The Guarantor and each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Partnership.

The obligations of the Guarantor and the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Articles X and XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	K-Sea General Partner L.P.,
its General Partner

By:	K-Sea General Partner GP LLC,
its General Partner

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

A-1